UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors of Rubicon Technology, Inc. (the “Company”) has established May 3, 2017 as the date of the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

In accordance with the Company’s Second Amended and Restated Bylaws, a stockholder who intends to nominate a director for election or bring other business before the 2017 Annual Meeting must deliver timely written notice thereof to Mardel A. Graffy, Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106, and must be a stockholder of record at the time notice is delivered and be entitled to vote at the 2017 Annual Meeting. To be timely, the notice must be delivered to the Secretary not later than the close of business on March 4, 2017 and not earlier than the close of business on February 2, 2017.

Because the date of the 2017 Annual Meeting is prior to the one-year anniversary of the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”), the Company has not changed the deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. As disclosed in the Company’s definitive proxy statement for the 2016 Annual Meeting, the deadline for stockholders to submit proposals to be considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting was January 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: January 25, 2017	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

3